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                                                                    EXHIBIT 10.8

                               THIRD AMENDMENT TO
                        EMPLOYEE STOCK OWNERSHIP PLAN OF
                              PRESIDIO OIL COMPANY


                                  WITNESSETH:

         WHEREAS, Presidio Oil Company (the "Company") established the Employee Stock Ownership Plan of Presidio Oil Company effective July 1, 1981, which was subsequently restated in its entirety effective January 1, 1989, and amended by those First and Second Amendments to Employee Stock Ownership Plan of Presidio Oil Company (as amended, the "Plan"); and

         WHEREAS, the Company seeks to further amend the Plan in certain respects as provided herein in accordance with Section 10.4 thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Plan is hereby amended as follows:

         1. Section 2.6 of the Plan is hereby amended by adding the following to the end thereof:

                 "Any rehired Employee will be required to complete a Year of Service as defined in Section 7.1 to receive credit for prior Years of Service for vesting purposes."

         2.      Section 2.14 of the Plan is hereby amended by deleting the section in its entirety and inserting the following in its place:

                 "2.14 [Intentionally Omitted]."

         3.      Section 2.36 of the Plan is hereby amended by deleting the section in its entirety and inserting the following in its place:

                 "2.36 "Year of Service" shall have the meaning ascribed to such term in Section 7.1."

         4.      Section 3.1 of the Plan is hereby amended by deleting the
section in its entirety and inserting the following in its place:

                 "3.1 ELIGIBILITY. Each Employee is eligible to become a Participant in this Plan on the date each such Employee first completes an Hour of Service.





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                 Notwithstanding the above, any Leased Employee and any
         Employee who is covered by a collective bargaining agreement under which pension, profit sharing or similar benefits have been the subject of good faith bargaining shall not be eligible to participate in this Plan unless such collective bargaining agreement expressly provides for the inclusion of such person(s) as Participants in this Plan (if they otherwise satisfy this Plan's requirements for participation). In addition to the foregoing, each individual who is classified as a "temporary employee" on the payroll records of the Company shall not be eligible to participate. For purposes of eligibility to participate in the Plan, a "temporary employee" is an Employee who is paid on an hourly basis and who, upon hire, is advised that he is employed for a specific project of limited duration and that upon completion of such project, employment will cease."

         5. In respect of Section 4.3 of the Plan, the second paragraph on Page 14 thereof pertaining to annual additions is hereby amended by deleting such paragraph in its entirety and inserting the following in its place:

                 "If in any Plan Year, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Section 1.415-6(b)(6) of the regulations of the United States Internal Revenue Service shall be applicable, the Annual Addition to a Participant's Account would exceed the maximum permissible Annual Addition, then such Annual Addition shall (i) first be reduced by refunding the Participant's deferral contributions under the Company's 401(k) plan (and any Company contributions to the 401(k) plan) to the extent necessary and (ii) second, if further reduction is necessary, by applying the excess Company contributions in the Participant's Account to reduce Company contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the plan as of the end of the Limitation Year."

         6.      Section 5.4 of the Plan is hereby amended by deleting the
section in its entirety and inserting the following in its place:

                 "5.4 Allocation of Company Contributions and Forfeitures. As of the last day of each Plan Year, but after the allocations required by Section 5.3 as of such date have been completed, the Committee shall allocate all Company contributions for such Plan Year, together with the forfeitures occurring during such Plan Year among the Accounts of Participants who were employed on the last day of the Plan Year or who died, retired or became disabled during such year in the proportion which the Compensation of each such Participant for such Plan Year bears to the aggregate Compensation of all such Participants for such Plan Year."





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         7.      Section 7.1 of the Plan is hereby amended by deleting such section in its entirety and inserting the following in its place:

                 "7.1 VESTING SCHEDULE - FORFEITURES. A Participant shall have a fully vested and nonforfeitable interest in his Account balance upon Normal Retirement Age, death, or termination of employment because of disability. In all other instances his vested interest shall be calculated according to the following rules. His non-vested interest shall be forfeited at the end of the Plan Year in which he shall have received a distribution of his entire vested interest in the Plan or, if he has not consented to and received such distribution, at the end of the Plan Year in which he shall have incurred five consecutive one year Breaks in Service.

                 The amount credited to the Participant's Account shall vest in accordance with the following schedule:

                                              VESTED
               YEARS OF SERVICE            PERCENTAGE
               ----------------            ----------
              Less than 1                        0%
              1 but less than 2                 20%
              2 but less than 3                 40%
              3 but less than 4                 60%
              4 but less than 5                 80%
              5 or more                        100%

         For purposes of determining Years of Service for the above vesting schedule, the following rules and definitions shall apply:

                 "Year of Service" shall mean the accumulation of Periods of Service, whether or not consecutive, of 365 days. Any Period of Service in excess of Years of Service in an amount of less than 365 days shall be disregarded in determining a Participant's vested interest.

                 "Period(s) of Service" shall mean time periods of employment between an Employee's Employment Commencement Date (or Re-employment Commencement Date) and the Employee's Severance From Service Date.
         If, however, the Employee is credited with an Hour of Service prior to the first anniversary of his Severance From Service Date, his period of severance shall be credited as a Period of Service.

                 "Employment Commencement Date" shall mean the date an Employee is first credited with an Hour of Service with the Company. "Re-employment Commencement Date" shall mean the date an Employee is credited with an





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         Hour of Service following a period of severance of twelve (12) months or more.

                 "Severance From Service Date" shall mean the date the employment relationship is severed due to quit, discharge or retirement. Any Employee who is absent due to a maternity or paternity absence described in Section 2.20(d) of the Plan shall not incur a Severance From Service Date until the first anniversary of such absence unless prior to such first anniversary date the Employee quits in which event his Severance From Service Date shall be the date such Employee quits.

                 Each Participant who is employed by the Company on August 1, 1994 shall receive credit for a Period of Service equal to the greater of (i) or (ii) where (i) is 365 days of service for each Year of Service for vesting determined under the terms of the Plan as of the date preceding the date this amendment is adopted, plus credit for each day of employment during the Plan Year in which the amendment is adopted if the Participant was not credited with 1,000 Hours of Service in such Plan Year or, if he was credited with 1,000 Hours of Service in such Plan Year, one day of service for each day subsequent to the date he earned 1,000 Hours of Service and (ii) is a Period of Service based on the Participant's entire employment with the Company, determined as if this vesting provision had been in effect for such Participant's entire employment period.

                 Each Participant who has, as of August 1, 1994, at least three Years of Service shall have his nonforfeit- able percentage computed under the Plan based on the vesting provisions in this amendment or the vesting provisions prior to the amendment, whichever produces the highest percentage.

                 Any Participant who was both employed by the Company and terminated employment prior to August 1, 1994 and then rehired subsequent to August 1, 1994 shall, upon completing a one year Period of Service, receive credit for a Period of Service equal to 365 days for each Year of Service determined as of the date he terminated employment plus the Period of Service beginning on his date of rehire.

         8.      Section 14.4 of the Plan is hereby amended by deleting the section in its entirety and inserting the following in its place:

                 "Section 14.4 [Intentionally Omitted]."

         9. It is the express intent of the Company that the foregoing amendments are prospective in their effect and shall not be applied retroactively except that a Participant's Years of Service for vesting purposes shall include Periods of Service prior to the effective date hereof.





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         10.     Except as herein modified, all of the terms, conditions and provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Third Amendment to Employee Stock Ownership Plan of Presidio Oil Company has been executed to be effective as of August 1, 1994.

ATTEST:                                            PRESIDIO OIL COMPANY



By: /s/ Bruce R. DeBoer                            By: /s/ Robert L. Smith
   ---------------------                              ---------------------
    Bruce R. DeBoer                                    Robert L. Smith
    Secretary                                          President






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